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                               STATE OF DELAWARE                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF "SWISS ACQUISITION CORP.", FILED IN THIS OFFICE ON THE

TWENTY-EIGHTH DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                        /s/ Edward J. Freel
                                        --------------------------------------
                   [SEAL]               EDWARD J. FREEL, SECRETARY OF STATE

                                        AUTHENTICATION:    8440037

                                                  DATE:    04-28-97


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                          CERTIFICATE OF INCORPORATION
                                       OF
                          SWISS ACQUISITION CORPORATION

                                    ARTICLE I
                               Name of Corporation

         The name of this corporation is Swiss Acquisition Corp.

                                   ARTICLE II
                           Registered Office and Agent

         The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

                                   ARTICLE III
                                     Purpose

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                            Authorized Capital Stock

         This corporation is authorized to issue two classes of shares designated respectfully "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 20,000,000 and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


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                                    ARTICLE V
                                  Incorporator

         The incorporator is Kevin DeVito, 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California 90254.

                                   ARTICLE VI
                        Limitation of Director Liability

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VII
                               Perpetual Existence

         The corporation is to have perpetual existence.

                                  ARTICLE VIII
                              Stockholder Meetings

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                   ARTICLE IX
                                     Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation, subject to any limitations expressed in such bylaws.

                                    ARTICLE X
                    Amendment of Certificate of Incorporation

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


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         I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate, hereby declaring and certifying under penalty of perjury that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand.

Dated:   April 17, 1997


                                           /s/ KEVIN DEVITO
                                           -----------------------------------
                                           Kevin DeVito, Incorporator